As filed with the Securities and Exchange Commission on May 11, 2004

                                             Registration No.

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

FORM S-8

                         REGISTRATION STATEMENT UNDER

                          THE SECURITIES ACT OF 1933

                            DOW JONES & COMPANY, INC.

             (Exact name of registrant as specified in its charter)

                    Delaware                     13-5034940

          (State or other jurisdiction       (I.R.S. Employer

             of incorporation)               Identification No.)

   200 Liberty Street, New York, New York                           10281

  (Address of principal executive offices)                      (Zip Code)

DOW JONES 2001 LONG-TERM INCENTIVE PLAN

                           (Full title of the plan)

                             Christopher W. Vieth

                          Dow Jones & Company, Inc.

                              200 Liberty Street

                          New York, New York 10281

                            Phone: (212) 416-2000

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

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Title of Securities  Amount to         Proposed      Proposed    Amount of

to be Registered     be Registered     Maximum       Maximum     Fee Registration         (1)               Offering      Aggregate

                                       Price Per     Offering

                                       Share (2)     Price

---------------------------------------------------------------------------

Common Stock, par   2,000,000         $46.12         $92,240,000 $11,687

Value $1.00 per     shares

Share

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(1) The Dow Jones 2001 Long-Term Incentive Plan was amended to increase the number of shares of common stock authorized to be granted under the plan from 7,000,000 to 9,000,000. The additional 2,000,000 shares are being registered by this registration statement. This registration statement also relates to such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the amount of the registration fee.  Pursuant to Rule 457(c) of the Securities Act, the registration fee is based upon the average of the high and low prices of the registrant's common stock as reported on the New York Stock Exchange Composite Tape on May 10, 2004.

The purpose of this registration statement is to increase the number of shares of Common Stock reserved for issuance under the Dow Jones 2001 Long-Term Incentive Plan from 7,000,000 shares to 9,000,000 shares.  The stockholders of Dow Jones & Company, Inc. (“Dow Jones”) approved this increase at its 2004 Annual Meeting of Stockholders held on April 21, 2004.

The contents of the Registration Statement on Form S-8 filed by Dow Jones on May 17, 2001, under SEC File No. 333—61138 are incorporated by reference pursuant to Instruction E of Form S-8.  Also pursuant to Instruction E of Form S-8, the filing fee is being paid only with respect to the 2,000,000 shares of Common Stock not previously registered.

Item 8.  Exhibits

Exhibit No.    Description of Exhibit

 5             Opinion of Peter G. Skinner, Esq.

23.1           Consent of Peter G. Skinner, Esq. (included in Exhibit 5)

23.2           Consent of PricewaterhouseCoopers LLP.

1

            Power of Attorney (Incorporated by reference to the

               signature page of the Company’s Registration Statement on

               Form S-8, SEC File No. 333—61138,  filed on May 17, 2001).

                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dow Jones certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2004.

DOW JONES & COMPANY, INC.

By: _/s/ Robert E. Perrine___________

Robert E. Perrine

Controller

(Chief Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature               Title                        Date

*

/s/ Peter G. Skinner                                         May 11, 2004

Peter R. Kann             Chief Executive Officer

                          and Director (principal

                          executive officer)

*

/s/ Peter G. Skinner                                        May 11, 2004
Christopher W. Vieth      Vice President

                          and Chief Financial Officer

                          (principal financial officer)

/s/ Robert E. Perrine

May 11, 2004
Robert E. Perrine         Controller

                          (principal accounting officer)

*

/s/ Peter G. Skinner

May 11, 2004
Christopher Bancroft      Director

May 11, 2004
Lewis B. Campbell         Director

*

/s/ Peter G. Skinner

May 11, 2004
Harvey Golub              Director

*

/s/ Peter G. Skinner

May 11, 2004
Roy A. Hammer             Director

*

/s/ Peter G. Skinner

May 11, 2004
Leslie Hill               Director

*

/s/ Peter G. Skinner

May 11, 2004
Irvine O. Hockaday, Jr.   Director

*

/s/ Peter G. Skinner

May 11, 2004
Dieter von Holtzbrinck     Director

*

/s/ Peter G. Skinner

May 11, 2004
Vernon E. Jordan, Jr.     Director

*

/s/ Peter G. Skinner

May 11, 2004
David K. P. Li            Director

*

/s/ Peter G. Skinner

May 11, 2004
M. Peter McPherson         Director

*

/s/ Peter G. Skinner

May 11, 2004
Frank N. Newman            Director

*

/s/ Peter G. Skinner

May 11, 2004
James H. Ottaway, Jr.      Director

*

/s/ Peter G. Skinner

May 11, 2004
Elizabeth Steele           Director

*

/s/ Peter G. Skinner

May 11, 2004
William C. Steere, Jr.     Director

*By Peter G. Skinner,

Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit

 5             Opinion of Peter G. Skinner, Esq.

23.1           Consent of Peter G. Skinner, Esq.  (included in Exhibit 5)

23.2           Consent of PricewaterhouseCoopers LLP.

1

            Power of Attorney (Incorporated by reference to the

               signature page of the Company’s Registration Statement on

               Form S-8, SEC File No. 333—61138,  filed on May 17, 2001).